INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
ANNUAL INCENTIVE COMPENSATION PROGRAM

Effective May 28, 2019

1.	Purpose

The Compensation Committee (the “Committee”) of the Board of Directors of Infrastructure and Energy Alternatives, Inc., Delaware corporation (the “Company”) has determined that it is desirable to maintain an annual incentive compensation program (the “Program”). The purposes of the program include: (1) encouraging excellence and high levels of performance, (2) recognizing the contributions of key employees to the overall profitability and safety of the Company, and (3) encouraging key employees in the Company to cooperate, share information and work together as a team for the overall benefit of the Company and its shareholders.

2.	Participation

The Committee will determine employees eligible to participate in the Program (“Participants”), and reserves the right to review and change the class of eligible employees at any time. Participants will be designated to the following classes based upon their position with the Company and its subsidiaries: (a) Executive Management, (b) Corporate Management, (c) Business Unit and Operating Company Executives, and (d) Operating Company Eligible Employees.

3.	Eligibility

A.Employment/Participation Level

Except in the case of death, disability or retirement, as set forth below, Participants must be employed in a designated position on December 31 of the applicable fiscal year, be in good standing, and must have been continuously employed in a designated position for a period of nine months prior to the end of the fiscal year to be eligible to participate in the Program. Base salary for purposes of the Program shall include regular compensation only, and shall not include bonus award payments and any other miscellaneous payments that might be treated as income to the employee.

B.Death, Disability and Retirement

If a Participant terminates employment with the Company during the fiscal year before December 31 as a result of death, disability or retirement, and had been employed in a designated position for a period of at least nine months, such employee will be eligible to participate in the Program notwithstanding the fact that the employee is not employed on December 31, and the base salary paid to such Participant during that portion of the year during which he or she was employed in a designated position will be used to calculate the amount of such Participant’s bonus award. Any such bonus award shall be paid to the Participant or, in the case of death, to the Participant’s estate or heirs, at the same time as bonus awards for the fiscal year are paid to other Program Participants as provided in Section 4(B).

C.Military Service

If a Participant is on qualified military leave of absence during part or all of the fiscal year, such Participant will be eligible to participate in the Program if such Participant would have been otherwise eligible to participate. Such Participant’s base salary for purposes of determining any bonus award will be the Participant’s base salary that would have been paid had the Participant not been on military leave.

D.Extraordinary Circumstances

Extraordinary circumstances will be subject to review by the Committee.

4.	Determination of Award and Payment

The Committee has determined that bonus awards may be paid on the basis of one or more of the following factors depending upon the classification of the Participant:

A.Performance Criteria

1. Target Adjusted EBITDA

A Committee approved Company Adjusted EBITDA goal on a consolidated basis (“Target Adjusted EBITDA”) may be used for determining the payment of a bonus award. Adjusted EBITDA for purposes of computing the bonus awards, as set forth herein, shall be calculated on the same basis as disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company’s audited annual financial statements, on a consolidated basis, will be used to determine whether the Target Adjusted EBITDA goal was met.

2. TRIR

The Company’s total reportable incident rate (“TRIR”) may be used for determining the payment of a bonus award. TRIR for purposes of computing the bonus awards, as set forth herein, shall be calculated as [•]. [•] will be used to determine TRIR. For certain Business Unit and Operating Company Executives and Operating Company Eligible Employees, TRIR may be calculated on the business unit division and/or operating company division. [•] will be used to determine TRIR on a business unit and/or operating company division basis.

3. Gross Profit

Target gross profit on a business unit and/or operating company basis (“Target Gross Profit”) may be used for determining the payment of a bonus award for certain Business Unit and Operating Company Executives and Operating Company Eligible Employees. Actual gross profit on a business unit and/or operating company basis will be derived from components of the Company’s financial statements, or portions thereof, as filed with the SEC.

B.Award Payments

The annual bonus award for a given fiscal year will be paid to Participants in the Program in the year following the performance year after the outside auditors have completed their annual audit of the Company.

5.	Objectives and Formulas for Determination of the Bonus Awards

A.Executive Management

For Participants designated as members of Executive Management, the percent of base salary eligible to be earned as a bonus is [•]%. Gil---is this the same for all members of each “group” (i.e. executive management, IEA corporate, etc.) as shown in the slide deck. Subject to the thresholds and maximums set forth below, eighty percent (80%) of the potential award will be based upon achievement of Target Adjusted EBITDA, and twenty percent (20%) of the potential award will be based upon Company composite TRIR. Payment of the portion of the bonus payable upon achievement of Target Adjusted EBITDA will be determined by actual Adjusted EBITDA as follows:

Actual Adjusted EBITDA	Percentage of Adjusted EBITDA Component Earned
90% of Target Adjusted EBITDA (threshold award)	50%
100% of Target Adjusted EBITDA	80%
110% of Target Adjusted EBITDA	100%
125% of Target Adjusted EBITDA	150%
150% of Target Adjusted EBITDA (maximum award)	200%

Payment of the portion of the bonus payable upon achievement of Company composite TRIR will be determined by achievement of TRIR as follows:

Actual Results (TRIR)	Percentage of TRIR Component Earned
1.70 (threshold)*	50%
1.40	80%
1.20	100%
0.95	150%
0.70 (maximum)	200%
* If an employee fatality occurs, the threshold is the maximum of the component that may be earned.

If actual Adjusted EBITDA is lower than the threshold, or the TRIR is higher than the threshold, no amounts will be earned for the respective component. No additional bonus will be earned if the actual Adjusted EBITDA is beyond the maximum, or if TRIR is below the maximum earning threshold. Linear interpolation will be used to determine amounts earned for actual Adjusted EBITDA and TRIR between the thresholds and maximums.

B.Corporate Management

For Participants designated as members of Corporate Management, the percent of base salary eligible to be earned as a bonus is [•]%. Gil---is this the same for all members of each “group” (i.e. executive management, IEA corporate, etc.) as shown in the slide deck. Subject to the thresholds and maximums set forth below, eighty percent (80%) of the potential award will be based upon achievement of Target Adjusted EBITDA, and twenty percent (20%) of the potential award will be based upon Company composite TRIR. Payment of the portion of the bonus payable upon achievement of Target Adjusted EBITDA will be determined by actual Adjusted EBITDA as follows:

Actual Adjusted EBITDA	Percentage of Adjusted EBITDA Component Earned
90% of Target Adjusted EBITDA (threshold award)	50%
100% of Target Adjusted EBITDA	80%
110% of Target Adjusted EBITDA	100%
120% of Target Adjusted EBITDA (maximum)	120%

Payment of the portion of the bonus payable upon achievement of Company composite TRIR will be determined by achievement of TRIR as follows:

Actual Results (TRIR)	Percentage of TRIR Component Earned
1.75* (threshold)	50%
1.45	80%
1.25	100%
0.75 (maximum)	120%
* If an employee fatality occurred, the threshold is the maximum of the component that may be earned.

If actual Adjusted EBITDA is lower than the threshold, or the TRIR is higher than the threshold, no amounts will be earned for the respective component. No additional bonus will be earned if the actual Adjusted EBITDA is beyond the maximum, or if TRIR is below the maximum earning threshold. Linear interpolation will be used to determine amounts earned for actual Adjusted EBITDA and TRIR between the thresholds and maximums.

C.Business Unit and Operating Company Executives

For Participants designated as Business Unit and Operating Company Executives, the percent of base salary eligible to be earned as a bonus is [•]%. Gil---is this the same for all members of each “group” (i.e. executive management, IEA corporate, etc.) as shown in the slide deck. Subject to the thresholds and maximums set forth below, twenty-five percent (25%) of the potential award will be based upon achievement of Target Adjusted EBITDA, fifty-five percent (55%) will be based upon

Target Gross Profit, and twenty percent (20%) of the potential award will be based upon business unit and/or operating company TRIR. Payment of the portion of the bonus payable upon achievement of Target Adjusted EBITDA will be determined by actual Adjusted EBITDA as follows:

Actual Adjusted EBITDA	Percentage of Adjusted EBITDA Component Earned
90% of Target Adjusted EBITDA (threshold award)	50%
100% of Target Adjusted EBITDA	80%
110% of Target Adjusted EBITDA	100%
125% of Target Adjusted EBITDA (maximum)	150%

Payment of the portion of the bonus payable upon achievement of Target Gross Profit will be determined by actual business unit and/or operating unit gross profit as follows:

Actual Gross Profit	Percentage of Adjusted EBITDA Component Earned
90% of Target Gross Profit (threshold award)	50%
100% of Target Gross Profit	80%
110% of Target Gross Profit	100%
125% of Target Gross Profit (maximum)	150%

TRIR goals will be determined by management for each individual business unit and/or operating company and communicated to applicable Participants. If an employee fatality occurred, the threshold is the maximum of the TRIR component that may be earned.

If actual Adjusted EBITDA or actual gross profit is lower than the threshold, or the TRIR is higher than the threshold, no amounts will be earned for the respective component. No additional bonus will be earned if the actual Adjusted EBITDA or actual gross profit is beyond the maximum, or if TRIR is below the maximum earning threshold. Linear interpolation will be used to determine amounts earned for actual Adjusted EBITDA, actual gross profit and TRIR between the thresholds and maximums.

D.Operating Company Eligible Employees

For Participants designated as Operating Company Eligible Employees, the percent of base salary eligible to be earned as a bonus is [•]%. Gil---is this the same for all members of each “group” (i.e. executive management, IEA corporate, etc.) as shown in the slide deck. Subject to the thresholds and maximums set forth below, eight percent (80%) of the potential award will be based upon achievement of Target Gross Profit, and twenty percent (20%) of the potential award will be based upon business unit and/or operating company TRIR. Payment of the portion of the bonus payable upon achievement of Target Gross Profit will be determined by actual business unit and/or operating unit gross profit as follows:

Actual Gross Profit	Percentage of Adjusted EBITDA Component Earned
90% of Target Gross Profit (threshold award)	50%
100% of Target Gross Profit	80%
110% of Target Gross Profit	100%
125% of Target Gross Profit (maximum)	120%

TRIR goals will be determined by management for each individual business unit and/or operating company and communicated to applicable participants. If an employee fatality occurred, the threshold is the maximum of the component that may be earned.

If actual gross profit is lower than the threshold, or the TRIR is higher than the threshold, no amounts will be earned for the respective component. No additional bonus will be earned if the actual gross profit is beyond the maximum, or if TRIR is below the maximum earning threshold. Linear interpolation will be used to determine amounts earned for actual gross profit and TRIR between the thresholds and maximums.

E.Parameters

In the event of extraordinary operating conditions that were unforeseen or changes in laws or accounting procedures after setting the objectives and percentages in this Program, such circumstances will be considered by the Compensation Committee of the Committee in making awards.

6.	Miscellaneous

A.Nothing in this Program shall confer upon a Participant any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the Participant’s employment relationship with the Company at any time. Participation provides no guarantee that any bonus will be paid. The success of the Company as measured by the achievement of financial and safety goals shall determine the extent to which Participants may receive bonuses hereunder.

B.The payment made hereunder are intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (“Section 409A”), and the terms of the Program related thereto shall be construed accordingly. Payments hereunder that are subject to Section 409A shall not be accelerated unless permitted under Section 409A. If a Participant who is a “specified employee” of the Company is entitled to a payment under this Program due to his or her “separation from service” (as such terms are used in Section 409A) and such payment is subject to the Section 409A six-month payment delay rule, then such payment shall not be made until the earlier of (1) the first business day that is more than six months following such Participant’s separation from service or (2) such Participant’s death.

C.The Company shall deduct from any payment made hereunder all applicable federal and state income and employment taxes.